Exhibit 1.2

ANADARKO PETROLEUM CORPORATION

(a Delaware corporation)

8,000,000 7.50% Tangible Equity Units

UNDERWRITING AGREEMENT

(Standard Provisions)

June 4, 2015

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

as the Representative of the several Underwriters named in

the respective Terms Agreements hereinafter described.

Dear Sirs:

Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), proposes to issue and sell an aggregate of 8,000,000 7.50% tangible equity units (the “Firm Securities”) and, at your election, up to 1,200,000 additional 7.50% tangible equity units (the “Additional Securities”) of the Company. The Firm Securities and the Additional Securities are herein collectively called the “Securities.” Each Security has a stated amount of $50.00 (the “Stated Amount”) and consists of (1) a prepaid equity purchase contract (each, a “Purchase Contract”) under which the holder has purchased and the Company will agree to deliver on June 7, 2018 (subject to postponement in certain limited circumstances), subject to any early settlement of such Purchase Contract pursuant to the provisions thereof and of the Purchase Contract Agreement (defined below), a number of common units (the “Partnership Common Units”) representing limited partner interests in the Company’s subsidiary, Western Gas Equity Partners, LP, a Delaware limited partnership (the “Partnership”), subject to the Company’s right to elect to deliver shares of common stock of the Company (“APC Common Stock”) in lieu of such Partnership Common Units, as determined pursuant to the terms of the Purchase Contract and the Purchase Contract Agreement (defined below) and (2) a senior amortizing note with a final installment payment date of June 7, 2018 (each, an “Amortizing Note”) issued by the Company, which will have an initial principal amount of $10.9507 and will pay equal quarterly installments of $0.9375 (other than in the case of the installment payment due on September 7, 2015), which in the aggregate will be equivalent to a 7.50% cash payment per year with respect to the Stated Amount per Security. All references herein to the Securities include references to the Purchase Contracts and the Amortizing Notes comprising the Securities, unless the context otherwise requires.

The Amortizing Notes will be issued pursuant to an indenture, dated as of September 19, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly, The Bank of New York Trust Company, N.A.), as trustee, as supplemented by that certain Third Supplemental Indenture to be dated June 10, 2015 (as so supplemented, the “Indenture”). The Securities and the Purchase Contracts will be issued pursuant to the Purchase Contract Agreement (the “Purchase Contract Agreement”), to be dated June 10, 2015, among the Company, The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “Purchase Contract Agent”) and as attorney-in-fact for the holders of the Purchase Contracts from time to time, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture. The Purchase Contract Agreement and Indenture are referred to herein collectively as the “Units Documents.”

The provisions included herein (the “Standard Provisions”) shall be incorporated by reference into each Terms Agreement. The term “you” or “your” as used herein, unless the context otherwise requires, shall mean such of the parties to whom these Standard Provisions are addressed as are named in the applicable Terms Agreement.

Each offering of Securities will be made through you or through an underwriting syndicate managed by you. Whenever the Company determines to make an offering of Securities, it will enter into an agreement substantially in the form of Exhibit A hereto (the “Terms Agreement”) providing for the sale of such Securities to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the “Underwriters,” which term shall include you whether acting alone in the sale of Securities or as members of an underwriting syndicate). J.P. Morgan Securities LLC shall act as representative of the Underwriters, if any, specified in a Terms Agreement and is hereinafter referred to as the “Representative.” The Terms Agreement relating to each offering of Securities shall specify the names of the Underwriters participating in such offering (subject to substitution as provided in Section 11 hereof) and the number of Firm Securities that each Underwriter severally agrees to purchase, the names of you and such other Underwriters, if any, acting as co-managers in connection with such offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price of the Securities and the time and place of delivery and payment. In addition, the Terms Agreement shall specify the maximum number of any Additional Securities that the Company proposes to issue and sell to the Underwriters if and to the extent that you shall have determined to exercise, on behalf of the several Underwriters, the right to purchase such Additional Securities. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Securities will be governed by these Standard Provisions, as supplemented by the applicable Terms Agreement, and these Standard Provisions and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of Securities.

All references in these Standard Provisions to financial statements and schedules and other information that is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Disclosure Package, Prospectus, preliminary prospectus, Partnership Registration Statement, Partnership Prospectus or Partnership preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in the Registration Statement, Disclosure Package, Prospectus, preliminary prospectus, Partnership Registration Statement, Partnership Prospectus or Partnership preliminary prospectus, as the case may be, prior to the execution of the applicable Terms Agreement; and all references in these Standard Provisions to amendments or supplements to the Registration Statement, Prospectus, Disclosure Package, preliminary prospectus, the Partnership Registration Statement, Partnership Prospectus or Partnership preliminary prospectus shall be deemed to include the filing (as opposed to furnishing) of any document under the Exchange Act which is incorporated by reference in the Registration Statement, Prospectus, Disclosure Package, preliminary prospectus, the Partnership Registration Statement, Partnership Prospectus or Partnership preliminary prospectus, as the case may be, after the execution of the applicable Terms Agreement.

For purposes of these Standard Provisions:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement or Partnership Registration Statement, as the case may be, pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement or Partnership Registration Statement, as the case may be, pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement or Partnership Registration Statement, as the case may be, pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means the time and date so stated in the Terms Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Date” of the Registration Statement relating to the Securities and of the Partnership Registration Statement relating to the Deliverable Partnership Common Units means the time of the first contract of sale for the Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in a schedule to the Terms Agreement.

“General Partner” means Western Gas Equity Holdings, LLC, a Delaware limited liability company and the Partnership’s general partner.

“Issuer Free Writing Prospectus” means, (i) with respect to the Company, any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) and (ii) with respect to the Partnership, any “issuer free writing prospectus,” as defined in Rule 433, relating to the Deliverable Partnership Common Units in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Partnership Prospectus” means the Partnership Statutory Prospectus that discloses 430B Information, 430C Information and other final terms of the Deliverable Partnership Common Units and otherwise satisfies Section 10(a) of the Act.

“Partnership Registration Statement” at any particular time means such registration statement in the form then filed by the Partnership with the Commission relating to the Partnership Common Units, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Partnership Registration Statement” without reference to a time means the Partnership Registration Statement as of the Effective Date. For purposes of this definition, 430B Information shall be considered to be included in the Partnership Registration Statement as of the time specified in Rule 430B.

“Partnership Statutory Prospectus” with reference to any particular time means the prospectus relating to the Partnership Common Units that is included in the Partnership Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information and 430C Information shall be considered to be included in the Partnership Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information, 430C Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

“Rules and Regulations” means the rules and regulations of the Commission.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information and 430C Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Western Gas Parties” means, collectively, the Partnership and the General Partner.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

Section 1. Representations and Warranties of the Company. The Company represents and warrants to you, and to each Underwriter named in a Terms Agreement as of the date thereof as follows:

(a) The Company has filed with the Commission a registration statement on Form S-3 (No. 333-192219), including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which has become effective.

(b) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the Act) filed within three years of the date of the applicable Terms Agreement, and the Company is a “well-known seasoned issuer” (as defined in Rule 405 of the Act). No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when any Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representative, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be. The Company has paid or shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(c) (i) At the time of filing the Registration Statement and (ii) at the date of the Terms Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(d) (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in the Terms Agreement or (ii) that part of the Registration Statement that will constitute the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee under the Indenture (the “Form T-1”).

(e) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus identified in a schedule to the Terms Agreement, and any other documents listed or disclosures stated in a schedule to the Terms Agreement to be included in the

Disclosure Package, all considered together (collectively, the “Disclosure Package”), nor (ii) any electronic road show or other written communications reviewed and consented to by the Representative and listed on Schedule II hereto (each a, “Company Additional Written Communication”) or any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Company Additional Written Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in the Terms Agreement.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The preceding sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in the Terms Agreement.

(g) The accountants who certified the financial statements of the Company included or incorporated in the Registration Statement, the Prospectus and the Disclosure Package are independent public accountants as required by the Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(h) The consolidated financial statements of the Company together with related schedules and notes, included or incorporated in the Registration Statement, the Prospectus and the Disclosure Package present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their financial position for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles consistently applied during the period, except as stated therein.

If applicable, the pro forma financial information set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package is, in all material respects, fairly presented and prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, except to the extent stated therein, and gives effect to assumptions used in the preparation thereof which have been made on a reasonable basis and in good faith.

(i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; any material weaknesses in internal control over financial reporting have been identified for the Company’s auditors; and since the date of the most recent evaluation of the Company’s internal control over financial reporting, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company made available to the Underwriters or their counsel for review true and complete copies of all minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of the Company and each significant subsidiary of the Company within the meaning of Regulation S-X (each “Significant Subsidiary”) and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.

(j) Except as described in the Disclosure Package as of the Applicable Time, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, there has been no change, nor any development or event involving a prospective change, in the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse (a “Material Adverse Change”).

(k) Except as described in the Prospectus and the Disclosure Package as of the Applicable Time, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, no litigation or governmental proceeding has been instituted or, to the knowledge of the Company, threatened against the Company or any subsidiary which would reasonably be expected to have any material adverse effect on the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(l) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package; and the Company is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a Material Adverse Effect.

(m) Each Significant Subsidiary is a duly incorporated or formed and validly existing corporation, partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation with full corporate, partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package. Each Significant Subsidiary is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a Material Adverse Effect. The issued and outstanding common stock or other equity interests of each of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed in the Prospectus and the Disclosure Package, are owned by the Company free and clear of any mortgages, liens or similar encumbrances.

(n) Neither the Company nor any Significant Subsidiary is (i) in violation of its certificate of incorporation or bylaws or similar organizational documents, (ii) in default in the performance or observance of any obligation in any indenture, mortgage, evidence of indebtedness or similar agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not have a Material Adverse Effect. The execution and delivery of the applicable Terms Agreement, incorporating these Standard Provisions, and the Units

Documents, and the consummation of the transactions contemplated herein and therein and the incurrence of the obligations herein and therein set forth (including, without limitation, the delivery and sale of any Partnership Common Units pursuant to the Purchase Contract Agreement and the Purchase Contracts (the “Deliverable Partnership Common Units”) and the issuance, sale and delivery of any shares of APC Common Stock pursuant to the Purchase Contract Agreement and the Purchase Contracts (the “Issuable APC Common Stock”)), have been duly authorized by all necessary corporate action and do not and will not, conflict with, or constitute or result in a breach of or default under, the certificate of incorporation or bylaws of the Company or, except for any such conflict, breach or default which would not have a Material Adverse Effect, any law, order, rule, regulation or court decree or any bond, debenture, note or other evidence of indebtedness or any material contract, lease, license, indenture, mortgage, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound; and the Company has full corporate power and authority to issue and sell the Securities as contemplated by the applicable Terms Agreement, including these Standard Provisions, and enter into and perform the Units Documents.

(o) No consent, approval, authorization, order or qualification or registration of or with any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Units Documents, except for (i) the registration of the offer and sale of the Securities under the Act and such consents, approvals, authorizations, orders, qualifications or registrations as may be required under the Blue Sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters; (ii) the qualification of the Indenture under the Trust Indenture Act; and (iii) such consents, approvals, authorizations, orders, qualifications or registrations, the failure of which to obtain or make would not individually or in the aggregate, have a Material Adverse Effect.

(p) The Company and each Significant Subsidiary possess such valid franchises, certificates of convenience and necessity, easements, rights of way, operating rights, licenses, permits, consents, authorizations and orders of governmental political subdivisions or regulatory authorities as, in the opinion of the Company, are necessary to carry on the respective businesses of each as described in the Prospectus and the Disclosure Package, except where the failure to possess such would not have a Material Adverse Effect.

(q) Except as disclosed in the Disclosure Package and the Prospectus and except for matters that would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries and their respective properties and operations are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, ordinances, codes, orders, and other legally enforceable requirements relating to the prevention of pollution, the preservation of environmental quality, the protection of natural resources, or the remediation of environmental contamination (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries and their respective properties and operations are not subject to any proceeding, lawsuit, or other legal action or, to the Company’s knowledge, any investigation or inquiry, by or before any governmental authority pursuant to any Environmental Law; (iii) the Company and its subsidiaries and their respective properties and operations are not subject to any liability (including any obligation to perform any investigatory, corrective or remedial action that has been asserted) pursuant to Environmental Laws in connection with any release into the environment of, or any exposure of any person or property to, any pollutant, contaminant, solid or hazardous waste, hazardous or toxic substance, or any other material regulated under Environmental Laws.

(r) Except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries have (i) generally satisfactory title to their oil and gas properties, title investigations having been carried out by the Company in accordance with the practice in the oil and gas industries in the areas in which the Company operates, (ii) good and marketable title to all other real property owned by them to the extent necessary to carry on their business and (iii) good and marketable title to all personal property owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(s) (i) The oil and natural gas reserve estimates of the Company and its subsidiaries, as of December 31, 2012, 2013 and 2014 contained in the Disclosure Package and the Prospectus are derived from reports by the Company and reviewed by Miller and Lents, Ltd., as set forth and to the extent indicated therein, and (ii) such estimates reasonably reflect the oil and natural gas reserves of the Company and its subsidiaries, as applicable, at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(t) Miller and Lents, Ltd. has represented to the Company that it is, and the Company believes it to be, an independent petroleum engineer with respect to the Company and its subsidiaries and for the periods set forth in the Disclosure Package and the Prospectus.

(u) The applicable Terms Agreement, incorporating these Standard Provisions, has been duly authorized, executed and delivered by the Company.

(v) The Indenture has been duly authorized by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) when executed and delivered by the Company will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity whether enforcement is sought at law or in equity, and the Indenture has been qualified under the Trust Indenture Act.

(w) The Purchase Contract Agreement has been duly authorized by the Company and (assuming due authorization, execution and delivery thereof by the Purchase Contract Agent and the Trustee) when executed and delivered by the Company will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws nor or hereafter in effect relating to creditors’ rights generally and general principles of equity whether enforcement is sought at law or in equity.

(x) The Securities have been duly authorized for issuance and sale pursuant to the Terms Agreement and, when issued, authenticated and delivered pursuant to the provisions of the Purchase Contract Agreement against payment of the consideration therefor in accordance with the Terms Agreement, the Securities will be valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement and will be enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Purchase Contract Agreement conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus and the Disclosure Package.

(y) The Amortizing Notes have been duly authorized and, when issued, authenticated and delivered pursuant to the provisions of the Indenture against payment of the consideration therefor in accordance with the Terms Agreement, the Amortizing Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Amortizing Notes and the Indenture conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus and the Disclosure Package.

(z) The Purchase Contracts have been duly authorized and, when issued, authenticated and delivered pursuant to the provisions of the Purchase Contract Agreement against payment of the consideration therefor in accordance with the Terms Agreement, the Purchase Contracts will be valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement and will be enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Purchase Contracts conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus and the Disclosure Package.

(aa) Any Partnership Common Units delivered in accordance with the provisions of the Purchase Contracts and the Purchase Contract Agreement will be validly issued, fully paid and nonassessable, approved for listing on The New York Stock Exchange (the “NYSE”), and not issued in violation of any preemptive or similar right and will conform in all material respects as to legal matters to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(bb) The maximum number of shares of Issuable APC Common Stock (calculated assuming settlement of all Purchase Contracts at the “share cap,” as such term is defined in the Disclosure Package, and assuming that the Company elects to issue and deliver shares of Issuable APC Common Stock in lieu of Deliverable Partnership Common Units for all such Purchase Contracts) (the “Maximum Number of Issuable APC Shares”) have been duly authorized and, prior to Closing will be reserved for issuance by the Company and, any Issuable APC Common Stock issued and delivered in accordance with the provisions of the Purchase Contracts and the Purchase Contract Agreement will be validly issued, fully paid and nonassessable and not issued in violation of any preemptive or similar right and will conform in all material respects as to legal matters to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(cc) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(dd) Neither the Company nor any of its subsidiaries is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the Securities will any of them be, and, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee) The Company has an authorized capitalization as set forth in the Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(ff) No litigation or governmental proceeding has been instituted or, to the Company’s knowledge, threatened, against the Company or any subsidiary which would reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under and consummate the transactions contemplated by the applicable Terms Agreement (incorporating these Standard Provisions), the Indenture and the Securities.

(gg) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(hh) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is currently the target or subject to any U.S.

sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

(ii) Neither the Company nor any of its subsidiaries nor any director, officer or employee: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practice Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is subject. The Company, its subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have institutes and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, (i) none of the Company or its subsidiaries has any liability for any prohibited transaction or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any of its subsidiaries is or has ever been a participant and (ii) with respect to such plans, the Company and each subsidiary is in compliance with all applicable provisions of ERISA (including the funding provisions thereof).

Section 2. Representations and Warranties of the Western Gas Parties. Each of the Western Gas Parties, jointly and severally, represents and warrants to you, and to each Underwriter named in a Terms Agreement as of the date thereof, the representations and warranties set forth on Annex A hereto, which Annex A is incorporated by reference into the Terms Agreement (including these Standard Provisions) and made a part thereof.

Section 3. Purchase and Sale. The several commitments of the Underwriters to purchase, and the obligation of the Company to sell, Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Western Gas Parties herein contained and shall be subject to the terms and conditions herein set forth.

Payment of the purchase price for, and delivery of, any Firm Securities to be purchased by the Underwriters shall be made at such time and place and on such date as specified in the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 11 hereof) (each such time and date being referred to herein as a “Closing Date”). Payment shall be made to the Company in Federal or other funds immediately available in New York City or by such other means as may be specified in the Terms Agreement against delivery to you for the respective accounts of the Underwriters of the Firm Securities to be purchased by them.

Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,200,000 Additional Securities at the same purchase price per Security as the Underwriters shall pay for the Firm Securities. The option hereby granted may be exercised in whole or in part, at any time from time to time (subject to the immediately succeeding paragraph) upon notice by the Representative to the Company setting forth the number of Additional Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Securities. Additional Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional

Securities (subject to such adjustments to eliminate fractions of Securities as you may determine) that bears the same proportion to the total number of Additional Securities to be purchased as the number of Firm Securities set forth opposite its name in the applicable Terms Agreement bears to the total number of Firm Securities.

Payment of the purchase price for, and delivery of, any Additional Securities to be purchased by the Underwriters shall be made at such time (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) and place as shall be designated in a written notice from you to the Company of your determination, on behalf of the Underwriters, to purchase the number, specified in such notice, of Additional Securities, or at such other time as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Option Closing Date.” The notice of the determination to exercise the option to purchase Additional Securities and of the Option Closing Date may be given at any time within 30 days after the date of the Terms Agreement.

Certificates evidencing the Firm Securities and Additional Securities shall be in definitive, global form and registered in the name of Cede & Co., as nominee for The Depository Trust Company, unless you shall request otherwise in writing not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to you at the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the purchase price therefor.

Section 4. Covenants of the Company. The Company covenants with you, and with each Underwriter participating in the applicable offering of Securities, as follows with respect to such offering of Securities:

(a) As soon as practicable, following the execution of the applicable Terms Agreement, the Company will prepare the Prospectus setting forth the number of the Securities covered thereby and their terms, the names of the Underwriters participating in the offering and the number of the Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price of such Securities, if applicable, the selling concession and reallowance applicable to such Securities, if any, any Additional Securities information and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will transmit copies of the Prospectus to the Commission in compliance with Rule 424 under the Act and will furnish to the Underwriters named therein as many copies of the Prospectus and the Disclosure Package as you shall reasonably request for the purposes contemplated by the Act or the Rules and Regulations.

(b) If at any time when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by the Act to be delivered in connection with sales of such Securities any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, the Company will, as soon as practicable, prepare and file (if required) with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

(c) If the Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus or the Partnership Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement or the Partnership Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, the Company will prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Disclosure Package so that the statements in the

Disclosure Package as so amended or supplemented will not contain any statement of untrue material fact or omit to state a material fact necessary in order to make the statements not misleading, in the light of the circumstances when delivered to a prospective purchaser, or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement or the Partnership Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

(d) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the date of the Terms Agreement relating to such Securities, earnings statements of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Act).

(e) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by the Act to be delivered in connection with sales of such Securities, will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the Disclosure Package, whether pursuant to the Act or otherwise and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed in a reasonable time for review by the Underwriters in advance of filing.

(f) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by the Act to be delivered by you in connection with sales of Securities, will notify you, as soon as practicable, and confirm the notice in writing, of: (i) the effectiveness of any amendment to the Registration Statement; (ii) the mailing or delivery to the Commission for filing of any supplement to the Prospectus or the Disclosure Package, or any document to be filed pursuant to the Exchange Act; (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Disclosure Package; (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the Disclosure Package or for additional information; (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the threat or initiation of any proceedings for that purpose or pursuant to Section 8A of the Act; and (vi) the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(g) The Company will deliver to you, as soon as practicable, as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including, except to the extent available on EDGAR, exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus and the Disclosure Package pursuant to Item 12 of Form S-3 under the Act) as you may reasonably request and will also deliver to you, upon your request, a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

(h) The Company will cooperate with you to qualify the Securities for offering and sale under the applicable Blue Sky or securities laws of such states and other jurisdictions of the United States as you may designate, and will cooperate in maintaining such qualifications in effect for as long as may be required for the distribution of such Securities except that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. In each jurisdiction in which such Securities or the sale thereof shall have been qualified as above provided, the Company will cooperate with you to make and file such statements and reports in each year as may be required by the laws of such jurisdiction. The Company will cooperate in the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as you reasonably request.

(i) The Company will use its reasonable best efforts to cause all Deliverable Partnership Common Units delivered upon settlement of the Purchase Contracts to have been approved for listing on the NYSE.

(j) The Company will reserve and keep available at all times, free of preemptive rights, a number of shares of Issuable APC Common Stock equal to the Maximum Number of Issuable APC Shares.

(k) The Company will use its reasonable best efforts to cause the Securities to be listed and admitted for trading on the NYSE within 30 days of the Closing Date.

(l) The Company will not, without your prior written consent, offer, sell, contract to sell or otherwise dispose of any securities designated in such Terms Agreement during the lock-up period specified in the applicable Terms Agreement, other than: (i) the Securities to be sold hereunder; (ii) any Partnership Common Units deliverable upon settlement of the Purchase Contracts or upon exchange of any other existing securities convertible into Partnership Common Units or upon exercise of any existing options to purchase Partnership Common Units; (iii) options or Partnership Common Units sold or issued pursuant to any employee benefit plan or arrangement of the Company or any of its subsidiaries existing on the date of the applicable Terms Agreement; (iv) Partnership Common Units deliverable in connection with any acquisition; and (v) the Partnership Common Units to be sold by the Company’s wholly owned subsidiary in the concurrent secondary offering.

Section 5. Covenants of the Western Gas Parties. The Western Gas Parties, jointly and severally, covenant with you, and with each Underwriter participating in the applicable offering of Securities, as follows with respect to such offering of Securities:

(a) As soon as practicable, following the execution of the applicable Terms Agreement, the Western Gas Parties will prepare the Partnership Prospectus setting forth the number of Deliverable Partnership Common Units covered thereby and their terms and such other information as you and the Western Gas Parties deem appropriate. The Western Gas Parties will transmit copies of the Partnership Prospectus to the Commission in compliance with Rule 424 under the Act and will furnish to the Underwriters named therein as many copies of the Partnership Prospectus as you shall reasonably request for the purposes contemplated by the Act or the Rules and Regulations.

(b) If at any time when the Partnership Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by the Act to be delivered in connection with sales of Securities, any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Partnership Prospectus in order that the Partnership Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary at any time to amend or supplement the Partnership Registration Statement or the Partnership Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, the Western Gas Parties will, as soon as practicable, prepare and file (if required) with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Partnership Registration Statement comply with such requirements.

(c) The Western Gas Parties, during the period when the Partnership Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by the Act to be delivered in connection with sales of such Securities, will give you notice of its intention to file any amendment to the Partnership Registration Statement or any amendment or supplement to the Partnership Prospectus, whether pursuant to the Act or otherwise and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed in a reasonable time for review by the Underwriters in advance of filing.

(d) The Western Gas Parties, during the period when the Partnership Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by the Act to be delivered by you in connection with sales of Securities, will notify you, as soon as practicable, and confirm the notice in writing, of: (i) the effectiveness of any amendment to the Partnership Registration Statement; (ii) the mailing or delivery to the Commission for filing of any supplement to the Partnership Prospectus, or any document to be filed pursuant to the Exchange Act; (iii) the receipt of any comments from the Commission with respect to the Partnership Registration Statement or the Partnership Prospectus; (iv) any request by the Commission for any amendment to the Partnership Registration Statement or any amendment or supplement to the Partnership Prospectus or for additional information; (v) the issuance by the Commission of any stop order suspending the effectiveness of the Partnership Registration Statement or of the threat or initiation of any proceedings for that purpose or pursuant to Section 8A of the Act; and (vi) the receipt by either of the Western Gas Parties of any notice of objection of the Commission to the use of the Partnership Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act. The Western Gas Parties will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(e) The Western Gas Parties will deliver to you, as soon as practicable, as many conformed copies of the Partnership Registration Statement (as originally filed) and of each amendment thereto (including, except to the extent available on EDGAR, exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Partnership Prospectus and the Disclosure Package pursuant to Item 12 of Form S-3 under the Act) as you may reasonably request and will also deliver to you, upon your request, a conformed copy of the Partnership Registration Statement and each amendment thereto for each of the Underwriters.

(f) The Western Gas Parties will cooperate with you to qualify the Deliverable Partnership Common Units under the applicable Blue Sky or securities laws of such states and other jurisdictions of the United States as you may designate, and will cooperate in maintaining such qualifications in effect for as long as may be required for the distribution of such Deliverable Partnership Common Units except that the Western Gas Parties shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. In each jurisdiction in which such Deliverable Partnership Common Units or the sale thereof shall have been qualified as above provided, the Western Gas Parties will cooperate with you to make and file such statements and reports in each year as may be required by the laws of such jurisdiction. The Western Gas Parties will cooperate in the determination of the eligibility for investment of the Deliverable Partnership Common Units under the laws of such jurisdictions as you reasonably request.

(g) All Deliverable Partnership Common Units delivered upon settlement of the Purchase Contracts will have been approved for listing on the NYSE.

(h) The Western Gas Parties will not, without your prior written consent, offer, sell, contract to sell or otherwise dispose of any securities designated in such Terms Agreement during the lock-up period specified in the applicable Terms Agreement, other than: (i) the Securities to be sold hereunder; (ii) any Partnership Common Units deliverable upon settlement of the Purchase Contracts or upon exchange of any other existing securities convertible into Partnership Common Units or upon exercise of any existing options to purchase Partnership Common Units; (iii) options or Partnership Common Units sold or issued pursuant to any employee benefit plan or arrangement of the Western Gas Parties or any of the Partnership’s subsidiaries existing on the date of the applicable Terms Agreement; (iv) Partnership Common Units deliverable in connection with any acquisition; and (v) the Partnership Common Units to be sold by the Company’s wholly owned subsidiary in the concurrent secondary offering.

Section 6. Free Writing Prospectuses.

(a) Issuer Free Writing Prospectuses. Each of the Company and the Western Gas Parties represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees, severally and not jointly, that, unless it obtains the prior consent of the Company, the Western Gas Parties and the Representative, it has not made and will not make any offer relating to the Securities or the Partnership Common Units that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the Western Gas Parties and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Western Gas Parties represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. Each of the Company and the Western Gas Parties represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any Company Additional Written Communication made in connection with the offering of the Securities, including the Partnership Common Units.

(b) Term Sheets. If so indicated in the Terms Agreement, the Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Underwriters, and each of the Company and the Partnership will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus with respect to the Company and the Partnership and a Permitted Free Writing Prospectus with respect to the Company and the Partnership for purposes of the Terms Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of these Standard Provisions.

Section 7. Conditions of Your Obligations. The obligations of the Underwriters to purchase Securities pursuant to any Terms Agreement are subject to the accuracy in all material respects, unless otherwise qualified by materiality (in which case such representations and warranties will be accurate), of the representations and warranties on the part of each the Company and the Western Gas Parties herein contained as of the date of the Terms Agreement and as of the applicable Closing Date, to the performance by the Company and the Western Gas Parties in all material respects of all of their respective covenants and other obligations hereunder and to the following further conditions:

(a) The Prospectus, the Partnership Prospectus and the final term sheet free writing prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Sections 4(b), 5(b) and 6(b) hereof. No stop order suspending the effectiveness of the Registration Statement or the Partnership Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission.

(b) At the applicable Closing Date, you shall have received signed copies of:

1. The opinion, dated as of the applicable Closing Date, of Vinson & Elkins L.L.P., special counsel for the Company and the Western Gas Parties that:

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority under the Delaware General Corporation Law and its certificate of incorporation and bylaws to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package.

(ii) The Partnership is validly existing as a partnership in good standing under the laws of the State of Delaware and has the limited partnership power and authority under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and its certificate of limited partnership and partnership agreement to own, lease and operate its properties and conduct its business as described in the Partnership Prospectus and the Disclosure Package.

(iii) The Company and each Significant Subsidiary is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a Material Adverse Effect.

(iv) Each domestic Significant Subsidiary is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, has the entity power and authority under the applicable entity law and its certificate of incorporation and bylaws or similar organizational documents to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package.

(v) Each Western Gas Party has all requisite entity power to own, lease and operate its respective properties and conduct its business, in each case in all material respects, as described in the Disclosure Package and the Partnership Prospectus. The General Partner has the limited liability company power and authority necessary to act as the general partner of the Partnership.

(vi) The execution and delivery of the applicable Terms Agreement, incorporating the Standard Provisions, by the Company and the Western Gas Parties have been duly authorized by all necessary corporate, limited partnership or limited liability company action, as the case may be, by the Company and the Western Gas Parties. The applicable Terms Agreement, incorporating the Standard Provisions, has been duly and validly executed and delivered by the Company and the Western Gas Parties.

(vii) The execution and delivery of the Indenture by the Company has been duly authorized by all necessary corporate action by the Company. The Indenture has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Indenture conforms in all material respects to the description thereof in the Prospectus and the Disclosure Package. The Indenture is duly qualified under the Trust Indenture Act.

(viii) The execution and delivery of the Purchase Contract Agreement by the Company has been duly authorized by all necessary corporation action by the Company. The Purchase Contract Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Purchase Contract Agreement conforms in all material respects to the description thereof in the Prospectus and the Disclosure Package.

(ix) The Purchase Contracts have been have been duly authorized, executed and issued by the Company. Assuming (a) due authentication of the Purchase Contracts by the Purchase Contract Agent and (b) the due execution and delivery of the Purchase Contracts by the Purchase Contract Agent as attorney-in-fact for the holders of the Purchase Contracts, upon payment and delivery of the Securities in accordance with terms of the applicable Terms Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Purchase Contract Agreement. The Purchase Contracts conform in all material respects to the description thereof in the Prospectus and the Disclosure Package.

(x) The Amortizing Notes have been duly authorized, executed and delivered by the Company. Assuming the due authentication of the Amortizing Notes by the Trustee, upon payment and delivery of the Securities in accordance with the terms of the applicable Terms Agreement, the Amortizing Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture. The Amortizing Notes conform in all material respects to the description thereof in the Prospectus and the Disclosure Package.

(xi) The Securities have been have been duly authorized, executed and issued by the Company. Assuming (a) due authentication of the Securities by the Purchase Contract Agent and (b) the due execution and delivery of the Securities by the Purchase Contract Agent as attorney-in-fact for the holders of the Securities, upon payment and delivery of the Securities in accordance with terms of the applicable Terms Agreement, the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Purchase Contract Agreement. The Securities conform in all material respects to the description thereof in the Prospectus and the Disclosure Package.

(xii) The Partnership Common Units initially deliverable upon settlement of the Purchase Contracts have been duly authorized by all necessary limited partnership action of the Partnership and, assuming delivery of the Partnership Common Units upon settlement of the Purchase Contracts on the date hereof in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement, would be validly issued, fully paid and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(xiii) The Maximum Number of Issuable APC Shares have been duly authorized by all necessary corporate action of APC and reserved for issuance upon settlement of the Purchase Contracts and, assuming issuance of the APC Common Stock upon settlement of the Purchase Contracts on the date hereof in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement, would be validly issued, fully paid and non-assessable.

(xiv) The Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and no proceeding pursuant to Section 8A of the Act against the Company or in connection with the offering is pending or, to the knowledge of such counsel, threatened by the Commission.

(xv) The Partnership Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Partnership Registration Statement has been issued under the Act, and no proceeding pursuant to Section 8A of the Act against the Partnership, the Western Gas Parties or in connection with the offering is pending or, to the knowledge of such counsel, threatened by the Commission.

(xvi) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required to be made or obtained by the Company or the Western Gas Parties under any laws for the due execution and delivery of the Terms Agreement, the issuance of the Securities, the incurrence of the obligations set forth herein and therein, the consummation of the transactions herein and therein contemplated and the performance by the Company and the Western Gas Parties of their respective obligations hereunder and by the Company under the Indenture in relation to the Securities, except (i) such Filings as have been obtained or made, (ii) Filings under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and (iii) such filings under the Act or the Exchange Act as may be required under Sections 4 or 5 hereof.

(xvii) The execution and delivery of the applicable Terms Agreement and the Units Documents, the issuance of the Securities, the incurrence of the obligations set forth herein and therein, the consummation of the transactions herein and therein contemplated and the performance by the Company of its obligations hereunder and under the Units Documents do not and will not result in a violation of the Company’s certificate of incorporation or bylaws or the laws of the State of New York, other than state securities laws or “Blue Sky” laws, as to which such counsel need express no opinion.

(xviii) The execution and delivery of the applicable Terms Agreement, the incurrence of the obligations set forth herein, the consummation of the transactions herein contemplated and the performance by the Western Gas Parties of its obligations hereunder do not and will not result in a violation of the Partnership’s limited partnership agreement, the General Partner’s limited liability company agreement or the laws of the State of New York, other than state securities laws or “Blue Sky” laws, as to which such counsel need express no opinion.

(xix) Neither the Company, the Partnership nor the General Partner is, and immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, and the offering and delivery of the Deliverable Partnership Common Units, each as described in the Prospectus, will be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xx) The statements in the Prospectus under the captions “Description of the Units,” and “Description of the Purchase Contracts” and “Description of the Amortizing Notes” insofar as such statements constitute a summary of the terms of the Securities and the Indenture, fairly summarize the terms of the Securities, the Indenture and the Purchase Contract Agreement in all material respects.

(xxi) The statements in the Partnership Prospectus under the captions “Description of the Common Units,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “The Partnership Agreement of Western Gas Equity Partners, LP” insofar as such statements constitute a summary of the terms of the Partnership Common Units or purport to summarize any agreement, statute or regulation or refer to statements of law or legal conclusions, fairly summarize the terms of the Partnership Common Units or are accurate and fair summaries in all material respects.

(xxii) The statements included in the Disclosure Package and the Prospectus under the heading “Material United States Federal Income Tax Consequences,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(xxiii) The statements included in the Partnership Prospectus under the heading “Material U.S. Federal Income Tax Consequences,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

Such special counsel shall also state that:

(A) Each of the Registration Statement, the documents incorporated by reference therein, the Partnership Registration Statement, the documents incorporated by reference therein, the Prospectus and the Partnership Prospectus and any supplements or amendments thereto (except the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein and except for that part of the Registration Statement that contains the Form T-1 as to which such counsel need express no view), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the Exchange Act and the rules and regulations thereunder; and

(B) No information has come to such counsel’s attention that causes such special counsel to believe that (i) the Registration Statement or the Partnership Registration Statement, as of their respective effective dates and as of the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus or the Partnership Prospectus, as amended or supplemented, if applicable, as of their respective dates and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, such counsel need not express any view as to the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein and except for that part of the Registration Statement that contains the Form T-1.

With respect to subparagraphs (A) and (B) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, the Partnership Registration Statement, the Prospectus, the Partnership Prospectus and the Disclosure Package, and any amendments or supplements thereto, and review and discussion of the contents thereof, but are without independent check or verification except as specified and without assumption of any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated therein except as otherwise provided in clauses (iv), (v), (vi), (vii), (viii), (xvii), (xviii), (xix) and (xx) above.

In rendering such opinion, such special counsel may opine only as to the Federal laws of the United States, the laws of the States of New York and Texas and the General Corporation Law of the State of Delaware and the Delaware LP Act. Such counsel may also state that they have relied as to certain factual matters on information obtained from public officials, officers of the Company, the General Partner and other sources. In rendering such opinion, special counsel for the Company and the Western Gas Parties may have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

2. The opinion, dated as of the applicable Closing Date, of the General Counsel or Deputy General Counsel of the Company, in form and substance satisfactory to you, to the effect that:

(i) The issued and outstanding common stock or other equity interests of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and the Company owns all of the issued and outstanding common stock or other equity interests of each Significant Subsidiary free and clear of any mortgages, liens or similar encumbrances.

(ii) The execution and delivery of the applicable Terms Agreement and the Units Documents, the issuance of the Securities, the incurrence of the obligations set forth herein and therein, the consummation of the transactions herein and therein contemplated and the performance by the Company of its obligations hereunder and under the Units Documents do not and will not conflict with or constitute or result in a breach of, or default under: (a) any judgment, order or decree of the United States government, governmental instrumentality thereof or any United States court having jurisdiction over the Company, any Significant Subsidiary, or any of their property, which is material to such entities, taken as a whole; (b) any provision of any contract, indenture, mortgage, loan agreement, note, lease or similar agreement or instrument known to such counsel to which the Company or any Significant Subsidiary is a party or by which they or any material part of their property is bound; or (c) federal laws or the General Corporation Law of the State of Delaware, in all cases except for such conflicts, breaches or defaults as would not have a Material Adverse Effect.

(iii) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or bylaws or similar organizational documents and, to the best of such counsel’s knowledge no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Disclosure Package or filed or incorporated by reference as an exhibit to the Registration Statement, except for such defaults as would not have a Material Adverse Effect.

(iv) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any laws for the due execution and delivery of the Terms Agreement and the Units Documents by the Company, the issuance of the Securities, the incurrence of the obligations set forth herein and therein, the consummation of the transactions herein and therein contemplated and the performance by the Company of its obligations hereunder and under the Units Documents, except (i) such Filings as have been obtained or made, (ii) Filings under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (iii) such filings under the Act or the Exchange Act as may be required under Sections 4 or 5 hereof.

(v) To the best of such counsel’s knowledge, there is no litigation or governmental proceeding instituted or threatened against the Company or any Significant Subsidiary which would be required to be disclosed in the Prospectus or the Disclosure Package and which is not disclosed.

Such counsel shall also state that each of the Registration Statement, the documents incorporated by reference therein, the Prospectus and any supplements or amendments thereto (except the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein and except for that part of the Registration Statement that contains the Form T-1 as to which such counsel need express no view), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the Exchange Act and the rules and regulations thereunder; and

With respect to paragraph above, such counsel may state that his or her opinion and belief are based upon his or her participation in the preparation of the Registration Statement, the Prospectus and the Disclosure Package, and any amendments or supplements thereto, and review and discussion of the contents thereof, but are without independent check or verification except as specified and without assumption for any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated therein.

In rendering the foregoing opinion or opinions, such counsel may opine only as to the Federal laws of the United States, the laws of the State of Texas and the statutes of the State of Delaware governing corporations, partnerships and limited liability companies. Such counsel may also state that they have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible. In rendering the foregoing opinion, such counsel may have received and may rely upon such certificates and other documents and information as he or she may reasonably request to pass upon such matters.

3. The opinion or opinions, dated as of the applicable Closing Date, of counsel for the Underwriters specified in the Prospectus, the Partnership Prospectus and the Disclosure Package, with respect to the validity of the Securities and the Deliverable Partnership Common Units, the Registration Statement, the Partnership Registration Statement, the Prospectus, the Partnership Prospectus, the Disclosure Package and other related matters as you reasonably may request. In rendering the foregoing opinion, such counsel may rely, to the extent recited therein, as to matters involving the laws of any jurisdiction other than the States of Delaware and New York, upon opinions of local counsel. Such counsel may also state that they have relied as to certain factual matters on information obtained from public officials, officers of the Company and the General Partner and other sources believed by them to be responsible.

(c) Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any Material Adverse Change or Partnership Material Adverse Change which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities; (ii) any downgrading in the rating of any debt securities of the Company or the Partnership by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Partnership (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or the Partnership has been placed on negative outlook (other than an announcement, following a ratings upgrading by a ratings agency, that the Company or the Partnership has been placed on negative outlook by such ratings agency); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Representative, impractical to proceed with the offering, sale or delivery of, or to enforce contracts for the sale of, the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or the Partnership on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to proceed with the offering, sale or delivery of, or to enforce contracts for the sale of, the Securities.

(d) (i) On the date of the Terms Agreement, concurrent with its execution, you shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company and its subsidiaries contained in or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package and (ii) at the applicable Closing Date, KPMG LLP shall have furnished to you a letter, dated the date of delivery thereof, to the effect that they reaffirm the statements made in their letter furnished pursuant to the preceding clause (i), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(e) (i) On the date of the Terms Agreement, concurrent with its execution, you shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Partnership and its subsidiaries contained in or incorporated by reference into the Partnership Registration Statement and the Partnership Prospectus and (ii) at the applicable Closing Date, KPMG LLP shall have furnished to you a letter, dated the date of delivery thereof, to the effect that they reaffirm the statements made in their letter furnished pursuant to the preceding clause (i), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(f) (i) On the date of the Terms Agreement but prior to its execution, you shall have received from Miller and Lents, Ltd., a letter, dated such date, in form and substance satisfactory to you, with respect to the December 31, 2014 reserve information for the Company, included or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package and (ii) at the applicable Closing Date, Miller and Lents, Ltd. shall have furnished to you a letter, dated the date of delivery thereof, to the effect that they reaffirm the statements made in their letter furnished pursuant to the preceding clause (i).

(g) The Underwriters shall have received a certificate, dated the applicable Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state, in their respective capacities as officers of the Company, that: the representations and warranties of the Company in the Terms Agreement (including these Standard Provisions) are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the Disclosure Package, there has been no Material Adverse Change except as set forth in the Disclosure Package.

(h) The Underwriters shall have received a certificate, dated the applicable Closing Date, of an executive officer of the General Partner and a principal financial or accounting officer of the General Partner in which such officers shall state, in their respective capacities as officers of the General Partner, that: the representations and warranties of the Western Gas Parties in the Terms Agreement (including these Standard Provisions) are true and correct; the Western Gas Parties have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Partnership Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the Disclosure Package, there has been no Partnership Material Adverse Change except as set forth in the Disclosure Package.

(i) At the applicable Closing Date, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Western Gas Parties in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

(j) The Financial Industry Regulatory Authority, Inc. (“FINRA”) shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(k) The Securities shall have been approved for listing on the NYSE, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representative.

If any condition specified in this Section shall not have been fulfilled when and as required by these Standard Provisions to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company and the Western Gas Parties at any time at or prior to the applicable Closing Date, and such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8, 9 and 10 hereof.

The obligations of the Underwriters to purchase Additional Securities pursuant to any Terms Agreement are subject to the delivery to you at the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and the Western Gas Parties, the due authorization and issuance of the Additional Securities and other matters related to the issuance of the Additional Securities.

Section 8. Payment of Expenses. The Company will pay all expenses incident to the performance of its and Western Gas Parties’ obligations under the Terms Agreement (including these Standard Provisions), including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate and the preparation and printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any costs and expenses related to, the review by FINRA of the Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), for the fees and expenses of the Trustee under the Indenture and the Purchase Contract Agent under the Purchase Contract Agreement, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s and the General Partners’ officers and employees and any other expenses of the Company or the Western Gas Parties including the chartering of airplanes, fees and expenses incident to listing the Securities and Issuable APC Common Stock on the NYSE, fees and expenses in connection with the registration of the Securities under the Exchange Act, and expenses incurred in distributing any Statutory Prospectuses, the Prospectus and the Partnership Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

Section 9. Indemnity and Contribution.

(a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, any Issuer Free Writing Prospectus or any Company Additional Written Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(b) Indemnification of Underwriters by the Western Gas Parties. The Western Gas Parties, jointly and severally, will indemnify and hold harmless each Indemnified Party and the Company against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Partnership Registration Statement at any time, any Partnership Statutory Prospectus as of any time, the Partnership Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Western Gas Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Partnership or the General Partner by any Underwriter through the Representative, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(c) Indemnification of Company and the Partnership. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, the Partnership and the General Partner, each of their respective directors and each of their respective officers who sign the Registration Statement or the Partnership Registration Statement, as the case may be, and each person, if any, who controls the Company, the General Partner or the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the Partnership Registration Statement at any time, any Statutory Prospectus as of any time, any Partnership Statutory Prospectus as of any time, the Prospectus, the Partnership Prospectus, any Issuer Free Writing Prospectus or any Company Additional Written Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, the Partnership or the General Partner, as the case may be, by such Underwriter through the Representative, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided that the indemnifying party shall reimburse any legal or other expenses incurred by such indemnified party for separate counsel (including a local counsel) if (i) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (ii) the named parties in any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party reasonably determines that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time the indemnified party shall have requested in writing that the indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to appropriate local counsel) at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Western Gas Parties on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Western Gas Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Western Gas Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Partnership, the General Partner or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Partnership, the General Partner and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e).

(f) Control Persons. The obligations of the Company and the Western Gas Parties under this Section shall be in addition to any liability which the Company and the Western Gas Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and the General Partner, to each officer of the Company and the General Partner who has signed the Registration Statement and the Partnership Registration Statement, as the case may be, and to each person, if any, who controls the Company, the General Partner or the Partnership within the meaning of the Act.

Section 10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Partnership and the officers of the General Partner and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including these Standard Provisions) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Partnership, the General Partner or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the purchase of the Securities by the Underwriters is not consummated for any reason other than because of the termination of the Terms Agreement pursuant to Sections 7(c)(iii), (iv), (vi), (vii) and (viii) or Section 11 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities, and the respective obligations of the Company, the Partnership, the General Partner and the Underwriters pursuant to Section 9 hereof shall remain in effect. In addition, if any Securities have been purchased under the Terms Agreement, the representations and warranties in Sections 1 and 2 hereof and all obligations under Sections 4 and 5 hereof shall also remain in effect.

Section 11. Default. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Date or Option Closing Date, as the case may be, to purchase the Securities which it or they are obligated to purchase at such time under the applicable Terms Agreement (the “Defaulted Securities”), then such of you as are named therein shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 36 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Securities, and if the Company shall not have completed arrangements for the purchase of all, but not less than all, of the Defaulted Securities by other underwriters satisfactory to such of you as are named in the applicable Terms Agreement, then:

(a) if the aggregate number of Defaulted Securities does not exceed 10% of the aggregate number of Firm Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under the applicable Terms Agreement bear to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters; or

(b) if the aggregate number of Defaulted Securities exceeds 10% of the aggregate number of Firm Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company or the Western Gas Parties except, in each case, as provided in Sections 9 and 10 hereof.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability to the Company, the Western Gas Parties or any non-defaulting Underwriter for damages in respect of any default of such Underwriter hereunder and the applicable Terms Agreement.

In the event of a default by any Underwriter or Underwriters as set forth in this Section which does not result in a termination of the applicable Terms Agreement, either you or the Company shall have the right to postpone the applicable Closing Date or Option Closing Date, as the case may be, for a period not exceeding seven days in order that any required changes in the Registration Statement, the Partnership Registration Statement, the Prospectus or the Partnership Prospectus or in any other documents or arrangements may be effected.

Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you, at the address indicated in the applicable Terms Agreement; notices to the Company shall be directed to it at: 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046, attention of Vice President and Treasurer, or to such other address or person as may be designated in any such notice; and notices to the Western Gas Parties shall be directed to it at: 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046, attention of Chief Executive Officer, or to such other address or person as may be designated in any such notice.

Section 13. Parties. These Standard Provisions shall inure to the benefit of and be binding upon you, the Company and the Western Gas Parties, and any Terms Agreement shall inure to the benefit of and be binding upon the Company, the Western Gas Parties and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned herein or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of these Standard Provisions or a Terms Agreement or any provision herein or therein contained. These Standard Provisions and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and such controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of any Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. GOVERNING LAW. THESE STANDARD PROVISIONS AND EACH TERMS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THESE STANDARD PROVISIONS AND EACH TERMS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 15. Counterparts. The applicable Terms Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties and shall become effective at such time as each of the parties shall have signed such counterparts and shall have notified the other parties thereof.

Section 16. Absence of Fiduciary Relationship. Each of the Company and the Western Gas Parties acknowledges and agrees that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters, or the Western Gas Parties and the Underwriters, have been created in respect of any of the transactions contemplated by the Terms Agreement (including these Standard Provisions incorporated by reference therein), the Prospectus or the Partnership Prospectus, irrespective of whether the Underwriters have advised or are advising the Company or the Western Gas Parties on other matters;

(b) Arm’s-Length Negotiations. The price of the Securities of each series set forth in the Terms Agreement was established by the Company following discussions and arm’s-length negotiations with the Representative, and each of the Company and the Western Gas Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Terms Agreement;

(c) Absence of Obligation to Disclose. Each of the Company and the Western Gas Parties has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Western Gas Parties, and that the Underwriters have no obligation to disclose such interests and transactions to the Company and the Western Gas Parties by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. Each of the Company and the Western Gas Parties waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Western Gas Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company or the Western Gas Parties.

Section 17. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, the Partnership and the General Partner, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 18. Waiver of Jury Trial. Each of the Company, the Partnership, the General Partner and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable Terms Agreement (including these Standard Provisions incorporated by reference therein) or the transactions contemplated hereby.

Section 19. Research Analyst Independence. Each of the Company and the Western Gas Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and the Western Gas Parties and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company and the Western Gas Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Western Gas Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Western Gas Parties by such Underwriters’ investment banking divisions. Each of the Company and the Western Gas Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Terms Agreement.

ANNEX A

TO

UNDERWRITING AGREEMENT

This Annex A is incorporated into that certain Underwriting Agreement, dated June 4, 2015, among Anadarko Petroleum Corporation, Western Gas Equity Partners, LP, Western Gas Equity Holdings, LLC and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Underwriting Agreement. Western Gas Holdings, LLC, a Delaware limited liability company (“WES GP”), Western Gas Partners, LP, a Delaware limited partnership (“WES”) and WES’s direct and indirect subsidiaries listed on Schedule A hereto (the “Operating Subsidiaries”) are collectively referred to herein as the “WES Entities.” The Western Gas Parties and the WES Entities are collectively referred to as the “Partnership Entities.”

Each of the Western Gas Parties, jointly and severally, represents and warrants to you, and to each Underwriter named in a Terms Agreement as of the date thereof, as follows:

(a) The Partnership has filed with the Commission a registration statement on Form S-3 (No. 333-193163), including a related prospectus or prospectuses, covering the registration of the Partnership Common Units under the Act, which has been declared effective.

(b) The Partnership Registration Statement constitutes an effective shelf registration statement filed within three years of the date of the applicable Terms Agreement, and the Partnership is a “well-known seasoned issuer” (as defined in Rule 405 of the Act). No order suspending the effectiveness of the Partnership Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Partnership or related to the offering has been initiated or threatened by the Commission. References herein to the Partnership Registration Statement shall include such new registration statement or post-effective amendment, as the case may be. The Partnership has paid the required Commission filing fees relating to the Deliverable Partnership Common Units.

(c) (i) At the time of filing the Partnership Registration Statement and (ii) at the date of the Terms Agreement, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405.

(d) (i) (A) At the time the Partnership Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Securities and (D) on the Closing Date, the Partnership Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Partnership Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Partnership Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representative, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in the Terms Agreement.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Partnership notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Partnership Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Partnership Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Partnership has promptly notified or will promptly notify the Representative and (ii) the Partnership has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The preceding sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in the Terms Agreement.

(f) The documents incorporated by reference in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Formation of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware, the State of Texas, the State of Wyoming or the State of Colorado, as the case may be, with full limited partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus and (i) in the case of the Western Gas Parties, to execute and deliver the Terms Agreement (including the Standard Provisions) and consummate the transactions contemplated hereby, and (ii) in the case of the General Partner, to act as the general partner of the Partnership.

(h) Foreign Qualification and Registration. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or lease of its properties or the conduct of its business requires such qualification (as set forth in Schedule A hereto), except for any failures to be so qualified and in good standing that would not, individually or in the aggregate, (i) have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Partnership Entities taken as a whole (a “Partnership Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(i) Ownership of the General Partner. Western Gas Resources, Inc. is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect as of the date hereof and at the time of purchase and each additional time of purchase, if any (the “General Partner LLC Agreement”), and is fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Western Gas Resources, Inc. owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).

(j) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a 0.0% non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as in effect as of the date hereof and on the Closing Date and the Option Closing Date (the “Partnership Agreement”), and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement and as otherwise described in the Partnership Registration Statement (excluding exhibits thereto), the Disclosure Package and the Partnership Prospectus.

(k) Ownership of WES GP by the Partnership. The Partnership is the sole member of WES GP, with a 100% membership interest in WES GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of WES GP, as in effect as of the date hereof and on the Closing Date and the Option Closing Date (the “WES GP LLC Agreement”), and is fully paid (to the extent required by the WES GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 and 18-804 of the LLC Act); and the Partnership owns such membership interest free and clear of all Liens.

(l) Ownership of the General Partner Interest in WES. WES GP is the sole general partner of WES, with a 1.8% general partner interest in WES consisting of 2,583,068 WES general partner units on the Closing Date; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of WES, as in effect as of the date hereof and on the Closing Date and the Option Closing Date (the “WES Partnership Agreement”), and WES GP owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the WES Partnership Agreement and as otherwise described in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus.

(m) Ownership of the Incentive Distribution Rights in WES. WES GP owns all of the incentive distribution rights in WES (the “Incentive Distribution Rights”); such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the WES Partnership Agreement, and are fully paid (to the extent required by the WES Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), and WES GP owns the Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability as described in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus.

(n) Ownership of WES. On the Closing Date, the Partnership will own 49,296,205 common units representing limited partner interests in WES (the “WES Common Units”); such WES Common Units have been duly authorized and validly issued in accordance with the WES Partnership Agreement, and are fully paid (to the extent required by the WES Partnership Agreement) and nonassessable (except as nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns and will own such limited partner interest free and clear of all Liens, except for restrictions on transferability contained in the WES Partnership Agreement and as otherwise described in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus.

(o) Capitalization. As of the date hereof, there are 218,913,688 Partnership Common Units outstanding, and Western Gas Resources, Inc. directly or indirectly owns 193,387,365 Common Units (the “Sponsor Units”). All such Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Partnership Registration Statement, the Disclosure Package and the Prospectus under the caption “Risk Factors—Risks Inherent in our Business—You may not have limited liability if a court finds that unitholder action constitutes control of our business” and (ii) Sections 17-303,

17-607 and 17-804 of the Delaware LP Act; and all of the Sponsor Units are owned free and clear of all Liens, except with respect to the restrictions on transferability contained in the Partnership Agreement and as otherwise described in the Partnership Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Partnership Prospectus.

(p) Ownership of Wholly Owned Operating Subsidiaries. WES directly or indirectly owns all of the issued and outstanding partnership interests or membership interests, as applicable, in the Operating Subsidiaries other than Chipeta Processing LLC, a Delaware limited liability company (“Chipeta”), in each case free and clear of all Liens. The issued or outstanding partnership interests and membership interests, as applicable, of each Operating Subsidiary other than Chipeta have been duly authorized and validly issued in accordance with its partnership agreement or limited liability company agreement, as applicable, each as in effect as of the date hereof and on the Closing Date and the Option Closing Date (collectively, the “Constituent Agreements”), and are fully paid (to the extent required by the Constituent Agreements) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act, Article 101.206 of the Texas Business Organizations Code, Sections 17-29-405 and 17-29-406 of the Wyoming Limited Liability Company Act and Section 7-80-606 of the Colorado Limited Liability Company Act, as applicable).

(q) Ownership of Chipeta. WGR Operating, LP, a Delaware limited partnership (the “Operating Partnership”), owns a 75.0% membership interest in Chipeta; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Chipeta, as in effect as of the date hereof and on the Closing Date and the Option Closing Date (the “Chipeta LLC Agreement”), and is fully paid (to the extent required by the Chipeta LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(r) Ownership of Fort Union. Western Gas Wyoming, L.L.C., a Wyoming limited liability company (“WGW”), owns a 14.81% membership interest in Fort Union Gas Gathering, L.L.C., a Delaware limited liability company (“Fort Union”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Fort Union, as in effect as of the date hereof and on the Closing Date and the Option Closing Date (the “Fort Union LLC Agreement”), and is fully paid (to the extent required by the Fort Union LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WGW owns such membership interest free and clear of all Liens.

(s) Ownership of White Cliffs. Anadarko Wattenberg Company, LLC, a Delaware limited liability company (“AWC”), owns a 10.0% membership interest in White Cliffs Pipeline, L.L.C., a Delaware limited liability company (“White Cliffs”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of White Cliffs, as in effect as of the date hereof and on the Closing Date and the Option Closing Date (the “White Cliffs LLC Agreement”), and is fully paid (to the extent required by the White Cliffs LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and AWC owns such membership interest free and clear of all Liens.

(t) Ownership of Rendezvous. Mountain Gas Resources LLC, a Delaware limited liability company (“Mountain Gas”), owns a 22.0% membership interest in Rendezvous Gas Services, L.L.C., a Wyoming limited liability company (“Rendezvous”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Rendezvous, as in effect as of the date hereof and on the Closing Date and the Option Closing Date (the “Rendezvous LLC Agreement”), and is fully paid (to the extent required by the Rendezvous LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-29-405 and 17-29-406 of the Wyoming Limited Liability Company Act); and Mountain Gas owns such membership interest free and clear of all Liens.

(u) Ownership of Enterprise. The Operating Partnership owns a 25.0% membership interest in Enterprise EF78 LLC, a Delaware limited liability company (“Enterprise”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Enterprise, as in effect as of the date hereof and on the Closing Date and the Option Closing Date (the “Enterprise LLC Agreement”), and is fully paid (to the extent required by the Enterprise LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(v) Ownership of Front Range. The Operating Partnership owns a 33.33% membership interest in Front Range Pipeline LLC, a Delaware limited liability company (“Front Range”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Front Range, as in effect as of the date hereof and on the Closing Date and the Option Closing Date (the “Front Range LLC Agreement”), and is fully paid (to the extent required by the Front Range LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(w) Ownership of Express Gathering. The Operating Partnership owns a 20.0% membership interest in Texas Express Gathering LLC, a Delaware limited liability company (“Express Gathering”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Express Gathering, as in effect as of the date hereof and on the Closing Date and the Option Closing Date (the “Express Gathering LLC Agreement”), and is fully paid (to the extent required by the Express Gathering LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(x) Ownership of Express Pipeline. The Operating Partnership owns a 20.0% membership interest in Texas Express Pipeline LLC, a Delaware limited liability company (“Express Pipeline”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Express Pipeline, as in effect as of the date hereof and on the Closing Date and the Option Closing Date (the “Express Pipeline LLC Agreement”), and is fully paid (to the extent required by the Express Pipeline LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(y) No Other Subsidiaries. The Partnership has no direct or indirect “subsidiaries” (as defined under the Act) other than the WES Entities. Other than its ownership interest in the WES Entities, the Partnership does not own, and on the Closing Date and the Option Closing Date will not own, directly or indirectly, any shares of stock, any other equity interests or any long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than its interests in Fort Union, White Cliffs, Rendezvous, Enterprise, Front Range, Express Gathering and Express Pipeline and the note issued by Anadarko Petroleum Corporation as described in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus. All equity interests in the WES Entities have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. No options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligation into equity interests in any of the WES Entities are outstanding other than (i) pursuant to awards granted under the WES 2008 Long-Term Incentive Plan or (ii) as described in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus.

(z) Conformity of Securities to Description. The Deliverable Partnership Common Units will conform in all material respects to the descriptions thereof contained in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus.

(aa) Authority and Authorization. Each of the Western Gas Parties has all requisite power and authority under the Partnership Agreement and the Delaware LP Act or the General Partner LLC Agreement and the Delaware LLC Act, as applicable, to execute and deliver the Terms Agreement (including the Standard Provisions) and perform its obligations hereunder. On the Closing Date and the Option Closing Date, all limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their partners or members for the consummation of the transactions contemplated hereby shall have been validly taken.

(bb) Authorization, Execution and Delivery of the Terms Agreement. The Terms Agreement (including the Standard Provisions) has been duly authorized, executed and delivered by each of the Western Gas Parties.

(cc) No Defaults. No Partnership Entity is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its formation, governing or other organizational documents, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to it or any of its properties, except in the case of clauses (ii) through (v) for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Partnership Material Adverse Effect, or prevent or materially interfere with the consummation of the transactions contemplated by the Terms Agreement, including the proposed offering of the Securities.

(dd) No Conflicts. The execution, delivery and performance of the Terms Agreement (including the Standard Provisions) by the Western Gas Parties and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of, constitute a default under (or constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a Lien on any property or assets of any Partnership Entity pursuant to (i) the formation, governing or other organizational documents of any of the Partnership Entities, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to any of the Partnership Entities or any of their respective properties, except in the cases of clauses (ii) through (v) for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Partnership Material Adverse Effect, or prevent or materially interfere with the consummation of the transactions contemplated by the Terms Agreement, including the proposed offering of the Securities.

(ee) No Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the security holders of the Partnership Entities (each, a “Consent”), is required in connection with the execution, delivery and performance of the Terms Agreement by the Western Gas Parties or the consummation by the Partnership Entities of the transactions contemplated hereby, other than (i) Consents required under the Act, the Exchange Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, (ii) under the rules and regulations of FINRA, (iii) Consents that have been, or prior to the Closing Date will be, obtained and (iv) Consents that, if not obtained, would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

(ff) No Preemptive Rights, Registration Rights or Options. Except as described in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to any agreement or other instrument to which the Partnership is a party or by which the Partnership may be bound. Except for such rights that have been waived or as described in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus, neither the filing of the Partnership Registration Statement nor the offering or sale of the Securities as contemplated by the Terms Agreement gives rise to any rights for or relating to the registration of any the Partnership Common Units or other securities of the Partnership.

(gg) Permits. Each of the Partnership Entities has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to conduct its business, except for such Permits the absence or omission of which would not, individually or in the aggregate, result in a Partnership Material Adverse Effect; and no Partnership Entity is in violation of or default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such Partnership Entity, except for any such violations, defaults, revocations or modifications that would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

(hh) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in or incorporated by reference into the Partnership Registration Statement, the Disclosure Package or the Partnership Prospectus or to be filed as an exhibit to the Partnership Registration Statement have been so described or filed as required; and the statements included in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus under the headings “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Liquidity and Capital Resources,” “Business and Properties—Regulation of Operations,” “Business and Properties—Environmental Matters,” “Business and Properties—Title to Properties and Rights-of-Way,” “Directors, Executive Officers and Corporate Governance—Management of Western Gas Equity Partners, LP,” “Certain Relationships and Related Transactions, and Director Independence,” “Description of Common Units,” “The Partnership Agreement of Western Gas Equity Partners, LP,” “Material U.S. Federal Income Tax Considerations,” “Investment in Our Common Units by Employee Benefit Plans” and “Underwriting,” insofar as they purport to summarize legal or governmental matters or proceedings or the terms of statutes, rules, regulations, agreements or documents, are fair and accurate summaries of such legal or governmental matters or proceedings, statutes, rules, regulations, agreements or documents.

(ii) Litigation. Except as described in the Partnership Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Partnership Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Western Gas Parties’ knowledge, threatened or contemplated to which the Partnership Entities or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except for any such actions, suits, claims, investigations or proceedings that would not, individually or in the aggregate, if resolved adversely to any Partnership Entity, have a Partnership Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by the Terms Agreement, including the proposed offering of the Securities.

(jj) Independent Registered Public Accounting Firm. KPMG LLP, which has audited the financial statements contained or incorporated by reference in the Partnership Registration Statement and the Partnership Prospectus, is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(kk) Financial Statements. The historical financial statements (including the related notes and supporting schedule) contained or incorporated by reference in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus, (i) comply in all material respects with the applicable requirements under the Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved, except to the extent disclosed therein. The other financial information of the General Partner and the Partnership and its subsidiaries, including non-GAAP financial measures, if any, contained or incorporated by reference in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus has been derived from the accounting records of the General Partner, the Partnership and its subsidiaries, and fairly presents the information purported to be shown thereby. Nothing has come to the attention of any of the Partnership Entities that has caused them to believe that the statistical and market-related data included in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ll) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of the Terms Agreement, except as described in the Partnership Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Partnership Prospectus, there has not been (i) any material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the Partnership Entities (taken as a whole), (ii) any transaction that is material to the Partnership Entities (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any Partnership Entity that is material to the Partnership Entities (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any Partnership Entity or (v) any dividend or distribution of any kind declared, paid or made on the security interests of any Partnership Entity (a “Partnership Material Adverse Change”).

(mm) Investment Company. None of the Partnership Entities is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the Securities will any of them be, nor, after giving effect to the proposed offering of the Securities and delivery of the Deliverable Partnership Common Units, will any of them be, an “investment company” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

(nn) Title to Properties. The Partnership Entities have good and marketable title to all real property and good title to all personal property described in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus as being owned by any of them, free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Partnership Entities and (ii) Liens described in the Partnership Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Partnership Prospectus.

(oo) Rights-of-Way. Each Partnership Entity has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Partnership Registration Statement, the Disclosure Package and the Partnership

Prospectus, subject to such qualifications as may be set forth in the Partnership Registration Statement, the Disclosure Package or the Partnership Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, have a Partnership Material Adverse Effect and (ii) such rights-of-way the absence or omission of which would not, individually or in the aggregate, have a Partnership Material Adverse Effect; and, except as described in the Partnership Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Partnership Prospectus or as would not interfere with the operations of the Partnership Entities as conducted on the date hereof to such a material extent that the Representative could reasonably conclude that proceeding with the proposed offering of the Securities would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(pp) Labor and Employment Matters. No Partnership Entity is engaged in any unfair labor practice, and no labor disputes with the employees of or seconded to any Partnership Entity exist or, to the knowledge of the Western Gas Parties, are imminent or threatened that would, individually or in the aggregate, have a Partnership Material Adverse Effect. To the knowledge of the Western Gas Parties: (i) there is (A) no unfair labor practice complaint pending or threatened against any Partnership Entity before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against any Partnership Entity and (C) no union representation dispute currently existing concerning the employees of or seconded to any Partnership Entity, (ii) no union organizing activities are currently taking place concerning the employees of or seconded to any Partnership Entity and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of ERISA, or the rules and regulations promulgated thereunder concerning the employees of or seconded to any Partnership Entity.

(qq) Environmental Compliance. Except as described in the Partnership Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (i) each Partnership Entity and each of the properties, assets and operations of the Partnership Entities is in compliance with any and all applicable federal, state or local laws, statutes, ordinances, rules, regulations, orders, decrees, judgments, injunctions, permits, licenses, authorizations or other binding requirements, or common laws, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials (as defined below) (“Environmental Laws”), (ii) each Partnership Entity has timely applied for or received and, to the extent received, is in compliance with all permits, licenses, authorizations or other approvals required under Environmental Laws to conduct its business as it is currently being conducted, (iii) no Partnership Entity has received written notice of any, and to the knowledge of the Western Gas Parties, there are no events, conditions or activities that could reasonably be expected to form the basis for any, actual or potential liability under Environmental Laws for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) no Partnership Entity is subject to any pending or, to the knowledge of the Western Gas Parties, threatened actions, suits, demands, orders or proceedings against any Partnership Entity relating to any Environmental Laws (collectively, “Proceedings”), except for any (A) failures to comply with Environmental Laws or to timely apply for or receive, or to comply with, permits, licenses, authorizations or other approvals required under Environmental Laws, (B) actual or potential liabilities under Environmental Laws or (C) Proceedings that would not, individually or in the aggregate, have a Partnership Material Adverse Effect. Except as described in the Partnership Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Partnership Prospectus, no Partnership Entity has entered into any settlement agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below), except for any such agreements that would not, individually or in the aggregate, have a Partnership Material Adverse Effect. Except as described in the Partnership Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Partnership Prospectus, no Partnership Entity is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”). As used herein, “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(rr) ERISA Compliance. None of the following events has occurred or exists with respect to any of the Partnership Entities: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA, and the regulations and published interpretations thereunder with respect to any Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees of or seconded to the Partnership Entities that would have a Partnership Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees of or seconded to the Partnership Entities by any such Partnership Entity that would have a Partnership Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur with respect to any of the Partnership Entities: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year compared to the amount of such contributions made by the Partnership Entities in the most recently completed fiscal year; (ii) a material increase in the Partnership Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would have a Partnership Material Adverse Effect; or (iv) the filing of a claim by one or more employees of, former employees of, or employees seconded to the Partnership Entities related to its or their employment that would have a Partnership Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any Partnership Entity may have any liability.

(ss) Tax Returns. All tax returns required to be filed by the Partnership Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

(tt) Insurance. The Partnership Entities maintain insurance covering the properties, operations, personnel and businesses of the Partnership Entities as such Partnership Entities reasonably deem adequate; such insurance insures against losses and risks to an extent which is adequate, in accordance with customary industry practice, to protect the Partnership Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force on the Closing Date and Option Closing Date; and the Partnership Entities have no reason to believe that they will not be able to renew such insurance as and when such insurance expires.

(uu) Third-Party Defaults. To the knowledge of the Western Gas Parties, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to or by which any of the Partnership Entities is a party or bound or to which their respective properties are subject is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would have a Partnership Material Adverse Effect.

(vv) Internal Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ww) Disclosure Controls. The Partnership has established and will maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Partnership’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal control over financial reporting; all material weaknesses, if any, in the Partnership’s internal control over financial reporting have been identified to the Partnership’s independent auditors; and since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, there have been no significant changes in the Partnership’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xx) Sarbanes-Oxley. The Partnership Entities have taken all necessary action to ensure that, upon and at all times after the filing of the Partnership Registration Statement, the Partnership Entities and their respective officers and directors, in their capacities as such, were and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(yy) Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of the Western Gas Parties, any director, officer, agent, employee or affiliate of the Partnership Entities has made any payment of funds of the Partnership Entities or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention is of a character required to be disclosed in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus.

(zz) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable Money Laundering Laws; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Partnership Entities with respect to Money Laundering Laws is pending or, to the knowledge of the Western Gas Parties, threatened.

(aaa) OFAC. No Partnership Entity nor, to the knowledge of the Western Gas Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by OFAC; and the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bbb) No Prohibition on Distributions. No Partnership Entity is currently prohibited, directly or indirectly, from making distributions with respect to its equity securities, from repaying to any other Partnership Entity any loans or advances or from transferring any property or assets to the Partnership or any other Partnership Entity, except pursuant to the Chipeta LLC Agreement and as described in the Partnership Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Partnership Prospectus.

(ccc) Related Party Transactions. No Partnership Entity has, directly or indirectly (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner or its affiliates, or to or for any family member or affiliate of any director or executive officer of the General Partner or its affiliates or (ii) made any material modification to the term of any personal loan to any director or executive officer of the General Partner or its affiliates, or any family member or affiliate of any director or executive officer of the General Partner or its affiliates.

(ddd) Stabilization or Manipulation. None of the Partnership Entities or any of their “affiliates” (as such term is defined in Rule 405 of the Rules and Regulations) has taken, directly or indirectly, any action which has constituted, or that was designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Partnership Common Units.

(eee) FINRA Affiliations. To the knowledge of the Western Gas Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership, the General Partner or any of the General Partner’s officers or directors or any 5% or greater securityholder of the Partnership, except as described in the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus.

(fff) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed, nor will they distribute, prior to the later to occur of (i) the Closing Date and Option Closing Date, and (ii) the completion of the distribution of the Partnership Common Units, any “prospectus” (as defined under the Securities Act) in connection with the offering and sale of the Securities other than the Partnership Registration Statement, the Disclosure Package and the Partnership Prospectus or other materials, if any, permitted by the Act, including Rule 134 promulgated thereunder.

Schedule A

to Annex A

Jurisdictions of Foreign Qualification

Partnership Entity	Jurisdictions of Foreign Qualification

Western Gas Equity Holdings, LLC	Texas

Western Gas Equity Partners, LP	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming

Western Gas Holdings, LLC	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming

Western Gas Partners, LP	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming

Operating Subsidiaries

Western Gas Operating, LLC	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming

WGR Operating, LP	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Pennsylvania, Texas, Utah, Wyoming

Anadarko Gathering Company, LLC	Kansas, Louisiana, Mississippi, Oklahoma, Texas, Utah

Pinnacle Gas Treating LLC	None

MIGC LLC	Colorado, Wyoming

Western Gas Wyoming, L.L.C.	None

Chipeta Processing LLC	Colorado, Utah

Kerr-McGee Gathering LLC	None

Anadarko Wattenberg Company, LLC	None

Mountain Gas Resources, LLC	Colorado, Texas, Utah, Wyoming

Mountain Gas Transportation LLC	Colorado, Wyoming

GNB NGL Pipeline LLC	Colorado, Utah

Overland Trail Transmission, LLC	Wyoming

DBM Crude Services, LLC	New Mexico, Texas

DBM Pipeline, LLC	New Mexico, Texas

Delaware Basin Midstream, LLC	New Mexico, Texas

Delaware Basin JV Gathering LLC	Texas

EXHIBIT A

ANADARKO PETROLEUM CORPORATION

8,000,000 7.50% Tangible Equity Units

TERMS AGREEMENT

Dated: June 4, 2014

To:	Anadarko Petroleum Corporation
1201 Lake Robins Drive
The Woodlands, Texas 77380-1046
Attention: Vice President and Treasurer

Re:	Underwriting Agreement (Standard Provisions) Tangible Equity Units

Issuer:	Anadarko Petroleum Corporation (“Anadarko”).

Pricing Date:	June 4, 2015.

Settlement Date:	June 10, 2015.

Title of Securities:	7.50% Tangible Equity Units (the “Units”).

Number of Units Offered:	8,000,000 Units (or 9,200,000 Units if the underwriters of the Units Offering exercise their over-allotment option in full).

Stated Amount:	Each Unit has a stated amount of $50.

Components of Each Unit:	Each Unit is comprised of two parts:

• a prepaid equity purchase contract issued by Anadarko (a “Purchase Contract”); and

•       a senior amortizing note issued by Anadarko (an “Amortizing Note”), which has an initial principal amount of $10.9507 per Amortizing Note, bears interest at a rate of 1.50% per annum and has a final installment payment date of June 7, 2018.

Fair Market Value of the Units:	Anadarko has determined that the fair market value of each Purchase Contract is $39.0493 and the fair market value of each Amortizing Note is $10.9507.

Reference Price:	$58.20, which is the public offering price in the WGP Common Unit Offering described above (subject to adjustment as described in the Units Preliminary Prospectus Supplement).

Threshold Appreciation Price:	$50 divided by the Minimum Settlement Rate (rounded to the nearest $0.0001), which initially is $69.8422 and which represents an approximately 20% appreciation over the Reference Price.

Minimum Settlement Rate:	0.7159 WGP Common Units per Purchase Contract (subject to adjustment as described in the Units Preliminary Prospectus Supplement).

Maximum Settlement Rate:	0.8591 WGP Common Units per Purchase Contract (subject to adjustment as described in the Units Preliminary Prospectus Supplement).

Settlement Rate:	The following table illustrates the settlement rate per Purchase Contract and the value of the WGP Common Units deliverable upon settlement on the “mandatory settlement date”, determined using the “applicable market value” (each as defined in the Units Preliminary Prospectus Supplement) of WGP Common Units shown, subject to adjustment as described in the Units Preliminary Prospectus Supplement, and assumes that Anadarko does not elect to settle the Purchase Contracts on the mandatory settlement date in shares of Anadarko’s common stock, par value $0.10 per share (“APC Stock”), as described in the Units Preliminary Prospectus Supplement:

Applicable Market Value of WGP Common Units	Settlement Rate	Value of WGP Common Units Delivered (Based on the Applicable Market Value Thereof)
Less than the Reference Price	The Maximum Settlement Rate	Less than $50
Greater than or equal to the Reference Price but less than or equal to the Threshold Appreciation Price	A number of WGP Common Units equal to $50, divided by the applicable market value of WGP Common Units	$50
Greater than the Threshold Appreciation Price	The Minimum Settlement Rate	Greater than $50

As a result, if, on the mandatory settlement date, the applicable market value of WGP Common Units is greater than or equal to the Threshold Appreciation Price, a holder would receive only approximately 83.33% of the appreciation in market value of the WGP Common Units that such holder would have received had such holder purchased $50 worth of WGP Common Units at the public offering price in the WGP Common Unit Offering.

Early Settlement Upon a Fundamental Change:	The following table sets forth the “fundamental change early settlement rate” (as defined in the Units Preliminary Prospectus Supplement) per Purchase Contract for each “unit price” and “effective date” (each as defined in the Units Preliminary Prospectus Supplement) set forth below:

	Effective Date
Unit Price	June 10, 2015	June 7, 2016	June 7, 2017	June 7, 2018
$30.00	0.6896	0.7440	0.8025	0.8591
$40.00	0.6920	0.7408	0.7989	0.8591
$45.00	0.6884	0.7338	0.7897	0.8591
$50.00	0.6838	0.7255	0.7771	0.8591
$55.00	0.6788	0.7168	0.7629	0.8591
$58.20	0.6758	0.7115	0.7538	0.8591
$60.00	0.6741	0.7087	0.7487	0.8333
$65.00	0.6699	0.7014	0.7359	0.7692
$69.84	0.6665	0.6954	0.7254	0.7159
$75.00	0.6634	0.6901	0.7163	0.7159
$85.00	0.6592	0.6828	0.7046	0.7159
$90.00	0.6577	0.6804	0.7010	0.7159
$100.00	0.6560	0.6772	0.6969	0.7159
$125.00	0.6554	0.6751	0.6948	0.7159
$150.00	0.6569	0.6759	0.6954	0.7159
$175.00	0.6588	0.6773	0.6963	0.7159

The exact unit price and effective date may not be set forth in the table above, in which case:

•       if the unit price is between two unit prices in the table or the effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by straight line interpolation between the fundamental change early settlement rates set forth for the higher and lower unit prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•       if the unit price is greater than $175.00 per WGP Common Unit (subject to adjustment in the same manner as the unit prices set forth in the column headings of the table above), then the fundamental change early settlement rate will be the Minimum Settlement Rate; or

• if the unit price is less than $30.00 per WGP Common Unit (subject to adjustment in the same manner as the WGP Common Unit prices set forth in the column headings of the table above, the “Minimum Unit Price”), the fundamental change early settlement rate will be determined as if the unit price equaled the Minimum Unit Price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

The maximum number of WGP Common Units deliverable under a Purchase Contract is 0.8591, subject to adjustment at the same time and in the same manner as the “fixed settlement rates” (as defined in the Units Preliminary Prospectus Supplement) as set forth under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates” in the Units Preliminary Prospectus Supplement.

APC Settlement Election:	Unless an “APC delisting” (as defined in the Units Preliminary Prospectus Supplement) has occurred and is continuing, Anadarko has the right to elect to settle each Purchase Contract (including in connection with any early settlement of such Purchase Contract, whether or not in connection with a fundamental change) in shares of APC Stock in lieu of the WGP Common Units that would otherwise be deliverable pursuant to such Purchase Contract, as set forth in the Units Preliminary Prospectus Supplement. In such circumstances, the number of shares of APC Stock that Anadarko will issue and deliver in settlement of a Purchase Contract will generally be calculated by dividing (i) the product of the applicable settlement rate with respect to such Purchase Contract and the average volume weighted average price of WGP Common Units calculated over a 20 consecutive trading day period, by (ii) 98% of the average volume weighted average price of the APC Stock calculated over such period. However, in no event is Anadarko obligated to issue and deliver more than 4.0 shares of APC Stock per Purchase Contract.

Initial Principal Amount of Amortizing Notes:	$10.9507 per Amortizing Note $87,605,600 in the aggregate (or $100,746,440 in the aggregate if the underwriters of the Units Offering exercise their over-allotment option in full).

Installment Payment Dates:	Each March 7, June 7, September 7 and December 7, commencing on September 7, 2015, with a final installment payment date of June 7, 2018.

Payments on the Amortizing Notes:	The Amortizing Notes will pay holders equal quarterly cash installments of $0.9375 per Amortizing Note (except for the September 7, 2015 installment payment, which will be $0.9063 per Amortizing Note), which in the aggregate will be equivalent to a 7.50% cash payment per year with respect to each $50 Stated

Amount of Units. Each installment will constitute a payment of interest (at an annual rate of 1.50%) and a partial repayment of principal on the Amortizing Notes, allocated with respect to each Amortizing Note as set forth in the following amortization schedule:

Installment Payment Date	Amount of Principal	Amount of Interest
September 7, 2015	$0.8666	$0.0397
December 7, 2015	$0.8997	$0.0378
March 7, 2016	$0.9031	$0.0344
June 7, 2016	$0.9064	$0.0311
September 7, 2016	$0.9098	$0.0277
December 7, 2016	$0.9133	$0.0242
March 7, 2017	$0.9167	$0.0208
June 7, 2017	$0.9201	$0.0174
September 7, 2017	$0.9236	$0.0139
December 7, 2017	$0.9270	$0.0105
March 7, 2018	$0.9305	$0.0070
June 7, 2018	$0.9340	$0.0035

Indenture	Indenture for Debt Securities with The Bank of New York Mellon Trust Company, N.A. dated September 19, 2006, as supplemented by that certain Third Supplemental Indenture dated as of June 10, 2015.

Public Offering Price:	$50 per Unit $400,000,000 in the aggregate (or $460,000,000 in the aggregate if the underwriters of the Units Offering exercise their over-allotment option in full).

Underwriting Discount:

$1.50 per Unit

$12,000,000 in the aggregate (or $13,800,000 in the aggregate if the underwriters of the Units Offering exercise their over-allotment option in full).

The underwriters of the Units Offering propose to offer the Units to dealers at the public offering price less a concession not in excess of $0.90 per Unit.

Closing Date:	June 10, 2015.

Lock-Up Period and Securities	45 days; WGP Common Units, including securities convertible into, or exchangeable for WGP Common Units, or options, rights or warrants with respect to any WGP Common Units.

Applicable Time:	4:45 p.m. Eastern Time, on the date of this Terms Agreement.

Estimated Net Proceeds to Anadarko from the Units Offering:	Estimated net proceeds from the sale of Units in the Units Offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $387.1 million (or approximately $445.3 million if the underwriters of the Units Offering exercise their over-allotment option in full).

Sole Book-Running Manager:	J.P. Morgan Securities LLC.

Co-Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

Listing:	Anadarko will apply to list the Units on the NYSE under the symbol “AEUA,” subject to satisfaction of its minimum listing standards with respect to the Units. If approved for listing, Anadarko expects trading on the NYSE to begin within 30 calendar days after the Units are first issued.

Additional Information:	R. A. Walker, the Chief Executive Officer and a director of Anadarko, is expected to purchase approximately $125,000 of WGP Common Units in connection with the WGP Common Unit Offering and approximately $125,000 stated amount of Units in connection with the Units Offering, in each case at the applicable public offering price.

Other Relationships:	Affiliates of each of J.P. Morgan Securities LLC and Wells Fargo Bank, N.A. are lenders under our senior secured revolving credit facility.

CUSIP for the Units:	032511 404

ISIN for the Units:	US0325114041

CUSIP for the Purchase Contracts:	032511 123

ISIN for the Purchase Contracts:	US0325111237

CUSIP for the Amortizing Notes:	032511 503

ISIN for the Amortizing Notes:	US0325115030

Anadarko will prepare a final term sheet relating to the Securities.

For purposes of the Underwriting Agreement, the only information furnished to Anadarko by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter:

The statements set forth in (i) the first and second sentences of the third paragraph and (ii) in the 12th and 13th under the caption “Underwriting” in the Prospectus, in each case only insofar as such statements relate to the amount of selling concessions and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in this Terms Agreement (including the Standard Provisions incorporated by reference herein).

For purposes of the Underwriting Agreement, the only information furnished to the Partnership by any Underwriter for use in the Partnership Prospectus consists of the following information in the Partnership Prospectus furnished on behalf of each Underwriter:

The statements set forth in eighth and ninth paragraphs under the caption “Plan of Distribution” in the Partnership Prospectus, insofar as such statements relate to stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in this Terms Agreement (including the Standard Provisions incorporated by reference herein)

Addresses for notice:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof to the same extent as if such terms and provisions had been set forth in full herein, Anadarko agrees to sell and each Underwriter severally agrees to purchase the number of Firm Securities set forth opposite its name.

Name	Number of Securities to be Purchased
Sole Bookrunner:
J.P. Morgan Securities LLC	2,960,000
Co-Managers:
Barclays Capital Inc.	560,000
Citigroup Global Markets Inc.	560,000
Credit Suisse Securities (USA) LLC	560,000
Deutsche Bank Securities Inc.	560,000
Goldman, Sachs & Co.	560,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	560,000
Morgan Stanley & Co. LLC	560,000
RBC Capital Markets, LLC	560,000
Wells Fargo Securities, LLC	560,000

Total	8,000,000

We represent that as Representative of the several Underwriters we are entitled to execute this Terms Agreement on behalf of the several Underwriters and otherwise to act as representative on their behalf. Anadarko shall be entitled to act and rely upon any request, consent, notice or agreement given by us as representative of the several Underwriters.

[Signature page follows.]

J.P. MORGAN SECURITIES LLC

For itself and as Representative of the several Underwriters

By:	/s/ Tim Oeljeschlager
Name:	Tim Oeljeschlager
Title:	Executive Director

[Signature Page to Terms Agreement]

Accepted:

ANADARKO PETROLEUM CORPORATION

By:	/s/ Albert L. Richey
Name:	Albert L. Richey
Title:	Senior Vice President, Finance and Treasurer

WESTERN GAS EQUITY HOLDINGS, LLC

By:	/s/ Benjamin M. Fink
Name:	Benjamin M. Fink
Title:	Senior Vice President,
Chief Financial Officer and Treasurer

WESTERN GAS EQUITY PARTNERS, LP

By: Western Gas Equity Holdings, LLC

By:	/s/ Benjamin M. Fink
Name:	Benjamin M. Fink
Title:	Senior Vice President,
Chief Financial Officer and Treasurer

[Signature Page to Terms Agreement]

Schedule I

Disclosure Package

1.	Prospectus dated November 8, 2013, as amended by the Prospectus dated June 3, 2015, filed by the Company on Form S-3/A, relating to the offering of the Securities.

2.	Prospectus dated January 2, 2014 relating to the offering of Partnership Common Units by Anadarko through the Purchase Contracts.

3.	Preliminary Prospectus Supplement filed by the Company on June 3, 2015 relating to the offering of the Securities.

4.	Preliminary Prospectus Supplement filed by the Partnership on June 3, 2015 relating to the offering of Partnership Common Units by Anadarko through the Purchase Contracts.

5.	General Use Issuer Free Writing Prospectuses: Launch Press Release filed by each of the Company and the Partnership on June 3, 2015 under Rule 433(d) of the Act.

6.	General Use Issuer Free Writing Prospectuses: Pricing Press Release filed by each of the Company and the Partnership on June 4, 2015 under Rule 433(d) of the Act.

7.	General Use Issuer Free Writing Prospectuses: Final Term Sheet filed by each of the Company and the Partnership on June 4, 2015 under Rule 433(d) of the Act.

Schedule II

Company Additional Written Communication

Company presentation dated June 2015, titled “Tangible Equity Unit Offering.”